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                                                                Exhibit 24.1

                              POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph E. Mullaney and Thomas F. Skelly, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock, $1.00 par value, of The Gillette Company, a Delaware corporation (the "Company"), issuable to stockholders of Duracell International Inc., a Delaware corporation ("Duracell"), pursuant to the Agreement and Plan of Merger among Duracell, the Company and a wholly-owned subsidiary of the Company, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

        This instrument has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE               CAPACITY IN WHICH SIGNED                DATE

/s/ Alfred M. Zeien     Chairman of the Board of Directors   September 20, 1996
---------------------       and Chief Executive Officer
ALFRED M. ZEIEN            (Principal Executive Officer)

/s/ Michael C. Hawley   President, Chief Operating Officer   September 19, 1996
----------------------            and Director
MICHAEL C. HAWLEY

/s/ Joseph E. Mullaney     Vice Chairman of the Board of     September 20, 1996
----------------------          Directors and Director
JOSEPH E. MULLANEY

/s/ Thomas F. Skelly          Senior Vice President and      September 20, 1996
----------------------         Chief Financial Officer
THOMAS F. SKELLY            (Principal Financial Officer

/s/ Charles W. Cramb        Vice President and Controller    September 18, 1996
----------------------      (Principal Accounting Officer)
CHARLES W. CRAMB

/s/ Warren E. Buffett                  Director              September 19, 1996
----------------------
WARREN E. BUFFETT

/s/ Wilbur H. Gantz                    Director              September 18, 1996
----------------------
WILBUR H. GANTZ

/s/ Michael B. Gifford                 Director              September 20, 1996
----------------------
MICHAEL B. GIFFORD




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/s/ Carol R. Goldberg                  Director              September 18, 1996
---------------------------
CAROL R. GOLDBERG

/s/ Herbert H. Jacobi                  Director              September 24, 1996
---------------------------
HERBERT H. JACOBI

/s/ Richard R. Pivirotto               Director              September 18, 1996
---------------------------
RICHARD R. PIVIROTTO

/s/ Juan M. Steta                      Director              September 19, 1996
---------------------------
JUAN M. STETA

/s/ Alexander B. Trowbridge            Director              September 18, 1996
---------------------------
ALEXANDER B. TROWBRIDGE

/s/ Joseph F. Turley                   Director              September 20, 1996
---------------------------
JOSEPH F. TURLEY